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                                                                      EXHIBIT 11

                Statement Re:  Computation of Per Share Earnings

                                                         Quarter Ended                Nine Months Ended
                                                         -------------                -----------------
                                                 June 30, 1995   June 30, 1996  June 30, 1995   June 30, 1996
                                                 -------------   -------------  -------------   -------------
1.  Net income                                     $1,708,000     $2,690,000     $3,776,000       $7,889,000
                                                   ==========     ==========     ==========       ==========

2.  Weighted average common shares outstanding      4,988,916      4,966,071      4,941,884        4,966,532

3.  Common stock equivalents due to dilutive
    effect of stock options                           116,390        130,886        109,303          132,569
                                                   ----------     ----------     ----------       ----------

4.  Total weighted average common shares and
    equivalents outstanding for primary earnings
    per share computation                           5,105,306      5,096,957      5,051,187        5,099,101
                                                   ==========     ==========     ==========       ==========

5.  Primary earnings per share                     $     0.34     $     0.53     $     0.75       $     1.55
                                                   ==========     ==========     ==========       ==========

6.  Weighted average common shares outstanding      5,105,306      5,096,957      5,051,187        5,099,101

7.  Additional dilutive shares using the higher
    of the end of period market value versus
    average market value for the period
    utilizing the treasury stock method
    regarding stock options                            21,466              -         28,553                -
                                                   ----------     ----------     ----------       ----------

8.  Total weighted average common shares and
    equivalents outstanding for fully diluted
    earnings per share computation                  5,126,772      5,096,957      5,079,740        5,099,101
                                                   ==========     ==========     ==========       ==========

9.  Fully diluted earnings per share               $     0.34     $     0.53     $     0.75       $     1.55
                                                   ==========     ==========     ==========       ==========





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